Exhibit 99.1 Leader in Targeted Protein Modulation Nurix Therapeutics Blazing a New Path in Medicine R&D Day New York, NY May 26, 2022

Welcome and Introduction Arthur T Sands, MD, PhD President, CEO and Board Director Nurix Therapeutics 2

Important Notice and Disclaimers This presentation contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this presentation, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix Therapeutics, Inc. (“Nurix”, the “Company,” “we,” “us” or “our”), may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding our future financial or business plans, performance, plans, prospects and strategies; future conditions, trends, and other financial and business matters; our current and prospective drug candidates; the planned timing and conduct of the clinical trial programs for our drug candidates; the planned timing for the provision of clinical updates and initial findings from our clinical studies; the potential advantages of our DELigase™ platform and drug candidates; the extent to which our scientific approach and DELigase™ platform may potentially address a broad range of diseases; the extent animal model data predicts human efficacy; and the timing and success of the development and commercialization of our current and anticipated drug candidates. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) risks and uncertainties related to Nurix’s ability to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) the timing and results of clinical trials and preclinical studies; (iii) Nurix’s ability to fund development activities and achieve development goals; (iv) the impact of the COVID-19 pandemic on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (v) Nurix’s ability to protect intellectual property and (vi) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2022, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this presentation speak only as of the date of this presentation, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal estimates and research are reliable, such estimates and research have not been verified by any independent source. 3

Cancer Connects Us All 602,350 Deaths From Cancer in 2020 in the United States Nurix is committed to building a patient-focused, science-driven oncology company powered by our leadership position in Targeted Protein Modulation 4

Cancer Connects Us All 602,350 Deaths From Cancer in 2020 in the United States How can targeted protein modulation drugs make a difference, how are they differentiated? Simply stated, our drugs are designed to work when other drugs do not…an important place to start 5

The War on Cancer Has a New Weapon Nurix is the Pioneer and Leader in Targeted Protein Modulation Small Molecule Antibodies Nucleic Acid- Adoptive Cell Inhibitors Based Therapies Therapy Therapeutic Targeted Protein Modulation (TPM) Proteins Antisense, RNAi DeTIL to Increase or Decrease Gene Therapy Specific Protein Levels CRISPR Small Molecule E3 Ligase Modulators 6

Nurix Drugs Engage Ligases for the Treatment of Cancer Targeted Protein Modulation: TPM = TPD + TPE A Powerful Targeted Protein Cellular System Elevation (TPE) Harness ligases to decrease specific protein levels Inhibit ligases to increase specific protein levels Targeted Protein Ubiquitin is ligated to Degradation target proteins to tag them for degradation by (TPD) the proteasome 7

Targeted Protein Modulation Addresses Key Limitations of Leading Cancer Therapy Modalities Resistance Mutations Targeted Scaffolding Functions Inhibitors Undruggable Targets Cell Exhaustion Immunotherapy Cell Expansion Cell Persistence 8

The Evolution of Nurix Therapeutics

Breakthrough Science, Breakthrough Drugs

2009 – 2015
Groundbreaking Science

- Assembled initial scientific team
- Established biochemical proof-of-concept to drug a ligase

2015 – 2019
Building the Platform

- Innovated DNA encoded library collection and DELigase platform
- Built CBL and BTK programs
- Signed Celgene collaboration $150M upfront

2019 – 2022
Drive to the Clinic

- Signed Gilead collaboration: $45M upfront
- Signed Sanofi collaboration: $77M Upfront
- IPO, follow-on offering
- Initiated four Phase 1 programs
  - NX-2127 IND
  - NX-5948 CTA
  - NX-1607 IND
  - DeTIL-0255 IND

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Nurix Is Advancing Four Wholly Owned Clinical Programs with a Deep Pipeline of Proprietary and Partnered Novel Targets Target/ MOA Drug Program Therapeutic Area Pre-Clinical Phase 1 Phase 2 Phase 3 Delivery NX-2127 BTK-IKZF B-Cell Malignancies Oral Degrader TPD NX-5948 BTK B-Cell Malignancies Oral Degrader NX-1607 CBL-B Immuno-Oncology Oral Inhibitor TPE Adoptive Cell DeTIL-0255 Therapy Gynecologic Malignancies Ex vivo CBL-B Cell Therapy Inhibition 10

Today's Agenda Part 1 Anthony Mato, MD, MSCE Director, CLL Program, Memorial Unmet Need in CLL Sloan Kettering Cancer Center First Targeted Protein Degradation Drugs in Hematologic Malignancies: NX-2127 & NX-5948 NX-2127: BTK Degrader With Robert J Brown, MD Immunomodulatory Activity & EVP, Head of Clinical Development Initial Phase 1a Clinical Findings NX-2127 & NX-5948: Multiple Stefani A Wolff Market Opportunities COO, EVP of Product Development Q&A / Break 11

Today's Agenda Part 2 First Targeted Protein Elevation Drugs in Immuno-Oncology: NX-1607 & NX-0255 CBL-B: Master of the Immune Cristiana Guiducci, PhD Response SVP, Immunology and Oncology Research NX-1607: Biomarkers that Robert J Brown, MD Light the Way EVP, Head of Clinical Development DeTIL-0255: Drug Enhanced Michael T Lotze, MD Cell Therapy in the Clinic Chief Cellular Therapy Officer 12

Today's Agenda Part 3 The Genesis: Powerful Gwenn M Hansen, PhD Chief Scientific Officer DELigase R&D Platform Hans van Houte Financial Snapshot Chief Financial Officer Conclusions Arthur T Sands, MD, PhD President, CEO and Board Director Q&A / Adjourn 13

The Team… Conquering Cancer Arthur T Sands, MD, PhD Hans van Houte Gwenn M Hansen, PhD Stefani A Wolff President, Chief Executive Chief Financial Officer Chief Scientific Officer Chief Operating Officer and Officer, and Board Director Executive Vice President, Product Development Cristiana Guiducci, PhD Michael T Lotze, MD Christine Ring, PhD, JD Robert J Brown, MD Jason Kantor, PhD Senior Vice President, Chief Cellular Therapy Officer General Counsel and Executive Vice President, Executive Vice President, Immunology and Oncology Secretary Head of Clinical Finance and Business Research Development Strategy 14

Key Messages for Today 1 2 3 We set the stage for the Resistance has We have next breakthrough met its match positive and in immune with targeted protein exciting findings modulation oncology from the first trial of a TPD in a hematologic with more to come from malignancy our powerful platform 15

Bench-to-Bedside and Back: Addressing the unmet needs in Chronic Lymphocytic Leukemia in 2022 Anthony R. Mato, MD, MSCE Associate Attending Director, Chronic Lymphocytic Leukemia Program Memorial Sloan Kettering Cancer Center New York, New York 16

Chronic Lymphocytic Leukemia ● CD5+ mature B-cell neoplasm ● Peripheral blood, lymph node and bone marrow compartments ● Median age at diagnosis: 72 years ● Most common leukemia in Western countries ● Heterogenous clinical presentation Remarkable Basic, Translational and Clinical Scientific Advances An era of targeted therapy for treatment of CLL Burger NEJM 2020; Image: Carrll TC and Venkataraman G, ASH Image Bank 2018 17

Era of Targeted Therapies: Two Key Pathways Targeted therapies are now standard of care options in the front-line and relapsed/refractory settings B-cell receptor signaling: Covalent, irreversible Bruton’s Tyrosine Kinase Inhibitors: ibrutinib & acalabrutinib Apoptotic Pathway: Bcl2-inhibitor venetoclax 18 Figure from Sedlarikova et al. Frontiers in Oncology 2020

Key Questions and Issues in Treating Relapsed CLL Patients What are the unmet needs in the R/R setting? Limitations of covalent BTK inhibitors and venetoclax Limitations of noncovalent BTK inhibitors No standard of care for double-refractory disease 19

Covalent BTK inhibitors: Resistance and Intolerance Continue to be Major Reasons for Discontinuation Even with Second Generation Agents! Clinical Trials and Real-World Data 20

7 Years of Follow-Up in the RESONATE-2 Study Overall discontinuation rate at 7 years = 53% PFS: Ibrutinib vs Chlorambucil PFS in Patient Subgroups of Interest Efficacy • Ibrutinib-treated patients had an 84% reduction in risk of progression or death • Ibrutinib led to a 97% reduction in risk of PD or death in patients with del(11q) and 80% for those without del(11q) vs chlorambucil • Ibrutinib led to an 89% and 80% reduction in risk of PD or death in patients with unmutated and mutated IGHV, respectively, vs chlorambucil Barr PB, et al. ASCO 2020. Abstract 7523. 21

Ibrutinib Discontinuation For Intolerance in the “Real World Setting” 41% of patients discontinued ibrutinib at a median follow-up of 17 months Toxicity accounted for the majority of discontinuations (over half) in both F/L and R/R CLL patients Most common toxicities in R/R population: atrial fibrillation 12.3%, infection 10.7%, pneumonitis 9.9%, bleeding 9%, and diarrhea 6.6% This study identified covalent BTK inhibitor intolerance as a major emerging issue in the field of CLL BTK, Bruton tyrosine kinase; CLL, chronic lymphocytic leukemia; F/L, first line; R/R, relapsed/refractory. Mato et al Haematologica 2018;103:874-879. 22

Acquired Resistance to Covalent BTKi • Majority of patients have identified mutations in BTKC481 at the time of disease progression on ibrutinib; ~53-87% of patients • Mutations also identified in PLCG2, immediately downstream of BTK • BTKC481 mutations are also the main mechanism of resistance for acalabrutinib; 69% of patients Figure from Burger et al NEJM 2020; Woyach et al NEJM 2014; Woyach et al JCO 2017; Scarfo et al EHA 2020; Ahn et al Blood 2017; Woyach et al ASH 2019; Burger Nature Communications 2016 23

Treatment of CLL After Covalent BTKi • Venetoclax: oral BCL2-inhibitor • Front-line setting and relapsed setting including after cBTKi • Approved as fixed-duration therapy (24 months in R/R setting) Phase II study of venetoclax in CLL patients with prior ibrutinib Median PFS only 24.7 months Different than Murano PFS Figure from Jones et al Lancet Oncology 2018; 24 Seymour et al NEJM 2020; Fischer et al NEJM 2020

Patients on Landmark R/R Studies Were Not Treated on Chemotherapy-Free Pathways or With Prior Novel Agents Only 9 of 921 Agent Study Name Number Median Percent on Percent treated with ≥ 1 patients (~1%) from (Control Arm) treated (range) prior modern BTK, Ven or PI3K-i therapies chemotherapy 6 landmark studies free pathways were previously Ibrutinib RESONATE 195 3 0% 0% treated with at least (ofatumumab) (1 - 12) one BTKi, PI3Ki or venetoclax and likely Acalabrutinib ASCEND 155 1 0% 0% (investigator’s choice: (1 - 8) none on a truly BR or idela-ritux) modern Venetoclax Del 17p study 107 2 Unknown <3.7% 3.7% (n=4) chemotherapy-free monotherapy (single arm) (0 - 10) pathway Venetoclax- MURANO 194 1 Unknown 2.6% (n=5) rituximab (BR) (1 - >3) <2.6% Idelalisib- STUDY 116 110 3 0% 0% rituximab (placebo-ritux) (1 – 12) Duvelisib DUO 160 2 0% 0% (ofatumumab) (1 – 10) 25

Resistance and Intolerance Limit Covalent BTK Inhibitor Outcomes

- Options following covalent BTK inhibitor treatment are limited:
  - Covalent BTK inhibitor retreatment: Only effective in the context of covalent BTK intolerance, not progression
  - Venetoclax: Efficacious but complicated administration
  - PI3K Inhibitors: Limited benefit in this population and significant toxicity burden
  - Chemoimmunotherapy: Limited benefit in this population and most current patients have already received these regimens

Ibrutinib discontinuation from 4 prospective studies[1]



Other event
Transformation
CLL progression
Other events 25%
Disease progression 19%
Cumulative Incidence of Discontinuation of Ibrutinib Therapy
Time (years)
0.4
0.3
0.2
0.1
0
1
2
3
4
5
6

Ibrutinib discontinuation rates at 5 years

- Front line = 41%[1]
- Relapsed/refractory = 54%[2]

[1]Woyach et al. *J Clin Oncol*. 2017;35:1437-1443. [2]Burger. *Leukemia* 2020;34:787-7898.

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Memorial Sloan Kettering Cancer Center

Double Exposed CLL Patients The Cutting Edge of Unmet Needs in the Clinic Today 27

Management of the Double Refractory CLL Patient – Poor Survival Outcomes! After BTKi → Venetoclax: PI3Ki did not result in durable remissions and therefore is not an acceptable SOC rd in the 3 line setting in modern era Double Refractory Pts Median PFS = 4 months! Median OS = 3.6 months 28 Mato et al, CCR 2020, Lew, et al Blood Advances 2022

Noncovalent BTK Inhibitors 29

Several BTKi Options to Consider with Differences in BTKi Specificity, MOA, and Potential for Off-target Effects

Irreversible

Percent Inhibition
- 100%
- 99.9%
- 99% to 99.9%
- 95% to 99%
- 90% to 95%
- 65% to 90%
- <65%

Ibrutinib


TK
TKL
STE
CK1
AGC
CAMK
CMGC
OTHER

Acalabrutinib


TK
TKL
STE
CK1
AGC
CAMK
CMGC
OTHER

Zanubrutinib


TK
TKL
STE
CK1
AGC
CAMK
CMGC
OTHER

Reversible

Vecabrutinib


Thr474
(gatekeeper)
ibrutinib
αC-helix
Activation loop
vecabrutinib
Hinge
Cys481

Nemtabrutinib/ARQ-531



Pirtobrutinib/LOXO-305


BTK

Kaptein et al. Blood 2018;132(suppl 1):1871.

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Memorial Sloan Kettering Cancer Center

BTK Pretreated CLL/SLL Patient Characteristics

Characteristics	N = 261
Median age, y (range)	69 (36-88)
Female, n (%)	84 (32)
Male, n (%)	177 (68)
ECOG PS[a], n (%)	
0	138 (53)
1	104 (40)
2	19 (7)
Median number of prior lines of systemic therapy (range)	3 (1-11)
Prior therapy, n (%)	
BTK inhibitor	261 (100)
Anti-CD20 antibody	230 (88)
Chemotherapy	207 (79)
BCL2 inhibitor	108 (41)
PI3K inhibitor	51 (20)
CAR-T	15 (6)
Stem cell transplant	6 (2)
Allogeneic stem cell transplant	5 (2)
Autologous stem cell transplant	1 (<1)
Reason discontinued prior BTKi, n (%)	
Progressive disease	196 (75)
Toxicity/Other	65 (25)

Baseline Molecular Characteristics[a]	
Mutation status, n (%)	
BTK C481-mutant	89 (43)
BTK C481-wildtype	118 (57)
PLCG2-mutant	33 (16)
High Risk Molecular Features, n (%)	
17p deletion	51 (28)
TP53 mutation	64 (37)
17p deletion or TP53 mutation	77 (36)
Both 17p deletion and TP53	38 (27)
mutation	168 (84)
IGHV unmutated	45 (25)
11q deletion	

Data cutoff date July 16, 2021.
BTK, Bruton tyrosine kinase; ECOG, Eastern Cooperative Oncology group performance status;
Total % may be different than the sum of the individual components due to rounding. [a]Molecular characteristics were determined centrally, in those patients with sufficient sample to pass assay quality control. 207 patients were tested for BTK and PLCG2, 180 patients for 17p deletion, 175 patients for TP53, 143 patients for 17p deletion + TP53, 200 patients for IGHV and 180 patients for 11q deletion.
Mato et al. Abstract 391. ASH 2021. https://ash.confex.com/ash/2021/webprogram/Paper147599.html

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Memorial Sloan Kettering Cancer Center

Pirtobrutinib Efficacy in BTK Pretreated CLL/SLL Patients



100
80
60
40
20
0
-20
-40
-60
-80
-100
Maximum % change in SPD from baseline
BTK discontinuation for progression
BTK discontinuation for toxicity/other
Prior BCL2 inhibitor
Ongoing

Efficacy evaluable BTK pretreated CLL/SLL Patients[a]	n = 252
Overall Response Rate, % (95% CI)[b]	68 (62-74)
Best response	
CR, n (%)	2 (1)
PR, n (%)	137 (54)
PR-L, n (%)	32 (13)
SD, n (%)	62 (25)

Data cutoff date July 16, 2021.
BTK, Bruton tyrosine kinase; CLL, chronic lymphocytic leukemia; CR, complete response; PR, partial response; SD, stable disease; SLL, small lymphocytic leukemia.
*Patients with >100% increase in SPD. Data for 30 patients are not shown in the waterfall plot due to no measurable target lesions identified by CT at baseline, discontinuation prior to first response assessment, or lack of adequate imaging in follow-up. [a]Efficacy evaluable patients are those who had at least one post-baseline response assessment or had discontinued treatment prior to first post-baseline response assessment. [b]ORR includes patients with a best response of CR, PR, and PR-L. Response status per iwCLL 2018 according to investigator assessment. Total % may be different than the sum of the individual components due to rounding.
Mato et al. Abstract 391. ASH 2021. https://ash.confex.com/ash/2021/webprogram/Paper147599.html

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Memorial Sloan Kettering Cancer Center

From the Clinic to the Lab Mechanisms of Resistance to ncBTKi 33

Progression on Pirtobrutinib: MSK Cohort Mato et al. Abstract 391. ASH 2021. https://ash.confex.com/ash/2021/webprogram/Paper147599.html 34

Mechanisms of Resistance to Noncovalent BTKi 35

Investigating Mechanisms of Resistance We sought to investigate genetic mechanisms of resistance to ncBTKi DNA Sequencing: DNA Sequencing baseline mutational profile Treatment with pirtobrutinib monotherapy NCT03740529 Screening EOT ● Collected patient samples at screening and at the time of disease progression for CLL/SLL patients treated with pirtobrutinib. ○ Peripheral blood and bone marrow and lymph node samples if clinically indicated. ● Performed DNA sequencing with MSK IMPACT Heme at baseline and at the time of disease progression for CLL/SLL patients treated with pirtobrutinib monotherapy. MSKCC CLL Program and MSKCC Abdel-Wahab lab 36

CLL Patients with POD on Pirtobrutinib 9 CLL pts with POD on PLCG2 or BTK pirtobrutinib mutations at POD • 100% with prior covalent BTKi (100% ibrutinib) • Prior lines of therapy: range 2-10 • Baseline BTK C481 mutation: 44.4% • Baseline PLCG2 mutation 33.3% • Treated with pirtobrutinib for 3-17 months • Overall response rate to pirtobrutinib 44.4% 37 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Acquired BTK Mutations on Pirtobrutinib We identified novel acquired mutations in BTK at the time of disease progression including: ● BTK L528W ● BTK V416L ● BTK M437R ● BTK T474I ● BTK A428D These mutations cluster around the tyrosine kinase catalytic domain of BTK Additionally, several patients with progressive disease had pre-existing PLCG2 mutations Structure of BTK 38 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Acquired BTK L528W in Multiple Subclones at the Time of Relapse 39 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Suppressed BTK C481S but Acquired L528W at the Time of Relapse (9.6%) 40 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Novel BTK Mutations Identified in Pirtobrutinib-Resistant Patients Clustered Within the BTK Kinase Domain 41 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Novel BTK Mutations Confer Broad Resistance to Noncovalent BTK Inhibitors 42 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Novel BTK Mutations Impaired Binding of Both Noncovalent and Covalent Inhibitors *Red values indicate mutants which decrease drug binding affinity by at least 10-fold 43 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Many of the Novel Acquired BTK Mutations Reduced Phosphorylation of BTK and Downstream PLCγ2 44 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Upon IgM Stimulation, “Kinase Dead” BTK Mutants Still Enabled AKT, ERK, and NF-κB Activation 45 Wang E*, Mi X*, Thompson MC*… Mato, AR*, Taylor J*, Abdel-Wahab O*, NEJM 2022

Next Steps & New Means to Inhibit BTK 46

Discovery of Kinase Dead BTK Mutants How do kinase dead BTK mutant activate B-cell receptor signaling? Are cells dependent on mutant BTK? Can we target these BTK mutants? 47

Targeted Protein Degradation of BTK BTK Destroyed by the Proteasome Nurix degrader E2 Ubiquitin drugs BTK Degrader CRBN E3 recycling Ligase Complex BTK Poly Ubiquitinated BTK Ubiquitination of Protein 48

Effective Degradation of Wild-type and Mutant BTK Protein with Nurix Compounds NX-2127 NX-2127 BTKi resistance mutations Wang, Mi, Thompson, et al. NEJM 2022 Both NX-2127 and NX-5948 degrade wild-type & drug resistant mutant forms of BTK 49

Leader in Targeted Protein Modulation First Targeted Protein Degradation Drugs in Hematologic Malignancies NX-2127 & NX-5948 R&D Day New York, NY May 26, 2022 50

NX-2127: BTK Degrader With Immunomodulatory Activity Robert J Brown, MD EVP, Head of Clinical Development Nurix Therapeutics 51

A First-In-Class Franchise of BTK Degraders: NX-2127 & NX-5948

BTK DEGRADATION & IMMUNOMODULATION NX-2127 (Oncology)

- Robust BTK degradation and immunomodulatory activity observed across all dose levels to date
- Positive clinical activity in all CLL patients, including responses in double-refractory patients with BTK or BCL2 mutations
- Initiated cohort expansion for CLL patients
- Dose exploration is ongoing for patients with NHL



BTK DEGRADATION NX-5948 (Oncology & Autoimmune)

- Active against multiple BTK inhibitor-resistant mutations
- Crosses blood brain barrier and degrades BTK in brain-resident lymphoma cells and microglia in animal models
- Activity in multiple models of autoimmune disease
- First patient dosed in Phase 1a dose escalation trial

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NX-2127 Degrades Both BTK and Immunomodulatory Cereblon Neosubstrate Aiolos BTK Degradation in TMD8 Cells Aiolos Degradation in T Cells NX-2127 shows potent BTK degradation in TMD8 cells NX-2127 degradation of Aiolos in human T cells occurs at (human DLBCL cell line) a similar potency to lenalidomide and pomalidomide 53

NX-2127 Is Active Against Ibrutinib- Resistant Tumor Cell Lines TMD8 BTK-C481S BTK-C481 mutations are the most common resistance mutations to ibrutinib and other covalent BTK inhibitors NX-2127 may offer a therapeutic option for patients with resistance to BTK inhibitors 54

Resistance to Noncovalent BTK Inhibitors Presents a New and Growing Challenge to Treatment “Our data suggest potential new therapeutic approaches to overcome the newly described BTK inhibitor resistance mechanisms. For example, these data provide a rationale for therapies aimed at addressing the potential scaffold function of BTK rather than inhibiting BTK kinase activity.” Source: Wang et al, N Engl J Med 2022;386:735-43 55

Degraders Directly Address Emerging Resistance Mutations and BTK Scaffolding Activity BTK mutations identified from patients NX-2127 has demonstrated clinical activity progressing on the noncovalent in patients harboring a variety of BTK inhibitor pirtobrutinib mutations Nurix has confirmed the activity of NX-2127 and NX-5948 in multiple BTKi- resistant engineered cell lines Source: Wang et al, N Engl J Med 2022;386:735-43 56

Aiolos (IKZF3) Overexpression Drives BTK Inhibitor Resistance in CLL, a Rationale for a Combination Strategy “Our results thus highlight IKZF3 oncogenic function in CLL via transcriptional dysregulation and demonstrate that this pro-survival function can be achieved by either somatic mutation or overexpression of this CLL driver. This emphasizes the need for combinatorial approaches to overcome IKZF3-mediated BCR inhibitor resistance.” Source: Lazarian et al; Cancer Cell 39, 380–393, March 8, 2021 57

BTK Degradation of 80%+ Drives Potent Anti-tumor Activity in Preclinical Models Ikaros and Aiolos degradation also achieve target range at therapeutic doses Aiolos Degradation in Ikaros Degradation in Tumor Growth BTK Degradation in TMD8 Tumor Tissue TMD8 Tumor Tissue Vehicle Peripheral B cells 10 mpk NX-2127 150 1400 120 150 30 mpk NX-2127 1200 100 125 125 90 mpk NX-2127 1000 80 Ibrutinib 100 100 800 60 75 75 600 40 50 50 400 20 25 25 200 0 0 0 0 0 5 10 15 20 25 Study Day Vehicle 120 10 mpk 100 30 mpk 80 Oral dose of NX-2127 (mg/kg) 10 30 90 90 mpk 60 % BTK degradation in peripheral B cells 69% 80% 91% 40 % Aiolos degradation in tumor tissue 21% 33% 64% 20 0 % Ikaros degradation in tumor tissue 28% 23% 47% % Tumor growth inhibition vs Vehicle(Day 24) 58% 74% 100% 58 Vehicle 10 mpk 30 mpk 90 mpk % BTK remaining % BTK remaining %Aiolos Remaining %Ikaros Remaining 3 Tumor volume, mm (Mean± SEM)

NX-2127-001: Initial Phase 1a Clinical Findings Meeting the Need in CLL 59

NX-2127-001
Trial Design and Active Sites

Dose Escalation

Objectives:
- Assess safety and tolerability
- Identify maximum tolerated dose
- Evaluate PK/PD

Dose Level	Dose
Dose Level 4	400 mg
Dose Level 3	300 mg
Dose Level 2	200 mg
Dose Level 1	100 mg

Oral daily dosing

Potential Dose Expansion

- CLL with BTK C481 mutation (n≈20)
- CLL without BTK C481 mutation (n≈20)
- MCL, MZL, WM (n≈20)
- FL (n≈20)
- DLBCL (n≈20)

- Memorial Sloan Kettering Cancer Center
- MD Anderson Cancer Center
- City of Hope: Duarte, California
- National Institutes of Health Clinical Center
- Sarah Cannon Research Institute
  - Colorado Blood Cancer Institute
  - Florida Cancer Specialists
  - Tennessee Oncology
- University of California, San Francisco
- University of California, Irvine
- OSU Wexner Medical Center
- Swedish Cancer Institute, Seattle

CLL, chronic lymphocytic leukemia; DLBCL, diffuse large B cell lymphoma; FL, follicular lymphoma; MCL, mantle cell lymphoma; MZL, marginal zone lymphoma; WM, Waldenstrom's macroglobulinemia.

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Heavily Pretreated Patient Population, Including Double-Refractory CLL Patients

NX-2127-001

Characteristics	Overall Population (N = 21)**	CLL (N = 13)	Non-CLL (N=7)
Median Age, years (range)	76.0 (61 - 92)	76 (65 – 86)	77 (67 - 92)
Female, n(%) Male, n(%)	7 (33.3%) 14 (66.7%)	7 (53.8%) 6 (46.2%)	0 7 (100%)
Prior Therapy*, median (range) - BTK inhibitor, n(%) - BCL2 inhibitor, n(%)	4.5 (1 – 8) 16 (76.2%) 7 (33.3%)	6.0 (2 – 8) 12 (92.3%) 7 (53.8%)	2.0 (1 - 5) 4 (57.1%) 0

Type of Disease	Cohort 1 (100mg) (N = 12)	Cohort 2 (200mg) (N = 6)	Cohort 3 (300mg) (N = 3)	Total (N = 21)
Chronic Lymphocytic Leukemia (CLL)	8 (66.7%)	3 (50%)	2 (66.7%)	13 (61.9%)
Mantle Cell Lymphoma (MCL)	1 (8.3%)	1 (16.7%)	1 (33.3%)	3 (14.3%)
Diffuse Large B-Cell Lymphoma (DLBCL)	2 (16.7%)	1 (16.7%)	0 (0%)	3 (14.3%)
Waldenstrom's Macroglobulinemia (WM)	0 (0%)	1 (16.7%)	0 (0%)	1 (4.8%)
TBD***	1 (8.3%)	0 (0%)	0 (0%)	1 (4.8%)

* Prior therapies were not entered into the database for all enrolled patients at the time of Data Cut. Some data pending/ongoing.
** One patient's disease type wasn't identified in the EDC at the time of extract, but disease type was coded based on source data
*** One subject was screened into the study, but the indication and cohort weren't entered in the EDC at the time of data extract nurix Data Cut April 8, 2022

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Robust BTK Degradation Observed with NX-2127 Across All Dose Levels and Malignancies NX-2127-001 Cohort 1-100 mg Cohort 2-200 mg Cohort 3- 300 mg % BTK remaining in CD19+ B cells % BTK remaining in CD19+ B cells % BTK remaining in CD19+ B cells 100 100 100 80 80 80 60 60 60 40 40 40 Therapeutic range Therapeutic range Therapeutic range 20 20 20 0 0 0 Day 2 Day 2 Day 22 Day 8 Day 15 Day 22 Day 8 Day 15 Day 2 Day 8 Day 15 Day 22 (N=4) (N=9) (N=6) (N=4) (N=4) (N=3) (N=7) (N=5) (N=3) (N=3) (N=3) (N=2) % BTK Degraded (Average trough) Dose Baseline Day 2 Day 8 Day 15 Day 22 100 mg 0 90 37 83 87 ¥ Includes 1 patient who was dose- 200 mg 0 55 81 91 93 reduced from 300mg to 100mg mid- ¥ 300 mg 0 63 90 90 86 cycle. Data Cut April 8, 2022 62 % BTK Remaining (Normalized to C1D1 Pre-dose) Mean±SEM % BTK Remaining (Normalized to C1D1 Pre-dose) Mean±SEM % BTK Remaining (Normalized to C1D1 Pre-dose) Mean±SEM

Rapid and Sustained Degradation of BTK in Patients with CLL NX-2127-001 Therapeutic range Target BTK degradation achieved by Day 15 BTK degradation is sustained (steady state) for all starting BTK levels Data Cut April 8, 2022 63

NX-2127 Demonstrates Greater Ikaros Degradation, Consistent with Cereblon Immunomodulatory Activity

NX-2127-001


Healthy Donor
(ex vivo positive control)
Example 100 mg
CLL Patient
kDa
66 -
DMSO
1 uM NX-2127
Screen
C1D8
-Ikaros
-β-Actin
-Ikaros
-β-Actin

Ikaros protein was detected from PBMC cell lysate from healthy donor or patient in NX-2127-001 trial


% Ikaros Remaining
at C1D8
% Ikaros remain
100
80
60
40
20
0
100 mg
200 mg
300 mg
Range of Ikaros
decrease seen
with lenalidomide
Franssen et al; 2018

- Degradation of cereblon neo-substrate Ikaros confirmed by Western Blot
- Ikaros degradation is sustained on treatment
- Ikaros degradation consistent with published reports for immunomodulatory drugs

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Lenalidomide Treatment Achieves 46-63% Ikaros Degradation in Immune Cells

Ikaros decreases:

- 63% median decrease in both CD4+ and CD8+ T cells
- 59% median decrease in NK cells
- 46% median decrease in B cells



CD4+ T-cells
N.S.
****
****
MFI Ikaros
15000
10000
5000
0
C1D1 n=58
C1D14 n=57
C2D1 n=50



CD8+ T-cells
N.S.
****
****
MFI Ikaros
15000
10000
5000
0
C1D1 n=58
C1D14 n=57
C2D1 n=49

Ikaros levels in patients with MM treated with lenalidomide +low-dose cyclophosphamide and prednisone, shown in CD4+ and CD8+ T cells

Source: Franssen et al; Oncotarget,Vol. 9 (No. 74), 2018

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NX-2127-001: Durable Benefit In CLL Patients With A Median of 6 Prior Treatments No. Prior BTK- Cycle (28 Days) Prior Targeted BTK /BCL2 Prior 1 2 3 4 5 6 7 8 9 10 11 12 13 Lines Venetoclax Therapy Mutations 2 No ibrutinib BTK: C481R, L528W 5 No ibrutinib None Detected 8 Yes ibrutinib BTK: T474I • Patient 1 on study for 1 year TBD TBD TBD Pending 100 mg • No patients progressed on treatment TBD TBD TBD Pending • All patients at 100mg show evidence of clinical activity 5 Yes ibrutinib Pending Disc. Due to Patient Choice 8 Yes ibrutinib Pending 6 Yes ibrutinib None Detected Disc. Due to >7 Days Missed Doses 7 No ibrutinib BTK: C481S 200 mg AE 3 No ibrutinib BTK: C481S ibrutinib, 4 Yes BTK: L528W pirtobrutinib 300 mg Ibrutinib, BTK: C481R, L528W AE 7 Yes pirtobrutinib BCL2: G101V TBD: Data not available at time of database cut Note: Table excludes 1 patient included in overall population as dosing not available at time of database cut Data Cut April 8, 2022 66

NX-2127-001 Phase 1a: Positive Initial Findings in CLL Support Expansion at 100 mg • Meaningful clinical benefit in CLL patients with a median of 6 prior lines of therapy • Biologic activity including nodal reductions and/or lymphocytosis observed in all patients treated • Responses in patients with resistance mutations to covalent and non-covalent BTK inhibitors iwCLL nodal PR threshold • Responses include a double- refractory patient who had prior BCL2 inhibitor therapy Data from all evaluable CLL patients SPD, sum of the product of diameters; iwCLL, international Workshop on CLL Data Cut April 8, 2022 67

Safety Observations By Dose: All Patients, Grade ≥ 3 NX-2127-001 Adverse Event 100mg (N=10) 200mg (N=6) 300mg (N=3) Preferred Term, Grade ≥3 n (%) n (%) n (%) Additional safety observations: Neutropenia 1 (10%) 3 (50%) 2 (66.7%) • Dose limiting toxicity observed at Hypertension 0 (0%) 1 (16.7%) 0 (0%) 300 mg in a CLL patient; cognitive AE believed to be related to Dyspnea 0 (0%) 1 (16.7%) 0 (0%) immunomodulatory activity Anemia 1 (10%) 1 (16.7%) 0 (0%) • Two AEs of lower grade atrial fibrillation were observed at 100 Pain in extremity 0 (0%) 0 (0%) 1 (33.3%) mg in a patient with MCL, and at Clostridium difficile colitis 0 (0%) 1 (16.7%) 0 (0%) 200 mg in a patient with CLL Clostridium difficile infection 0 (0%) 1 (16.7%) 0 (0%) Cognitive disorder 0 (0%) 0 (0%) 1 (33.3%) Upper resp. tract infection 0 (0%) 1 (16.7%) 0 (0%) Safety population included 19 subjects. Two subjects were assigned to the 100mg cohort but treatment was not entered in the EDC at time of extract. Data Cut April 8, 2022 68

Preliminary Positive Clinical Findings Support Expansion of CLL Cohorts at the 100mg Dose Robust BTK degradation achieved in all patients Immunomodulatory activity achieved in all patients Expansion Favorable safety profile at dose selected for expansion cohorts dose declared in CLL at 100mg Meaningful clinical benefit observed in multiple CLL patients with a median of 6 prior treatments Responses seen in the setting of resistance mutations to both covalent and non-covalent BTK inhibitor 69

NX-2127-001: Phase 1 First-in-Human Clinical Trial Design

Phase 1a continues in NHL and Phase 1b CLL cohort initiated at 100mg

Dose Escalation (Phase 1a)

Indications	CLL, MCL, MZL, WM, FL, DLBCL
Line of Therapy	Third line or later (Waldenstrom patients second line or later)
Dose Range*	50mg – 300mg oral once daily
Status	CLL: 100mg expansion dose selected MCL, MZL, WM, DLBCL: Current dose 200mg; dose escalation ongoing

Cohort Expansion (Phase 1b)

Initiated	**CLL (n≈40)** Failed 2 or more prior treatments including a BTK inhibitor and regardless of baseline BTK mutation status
Potential	**MCL, MZL, WM (n≈20)** **FL (n≈20)** **DLBCL (n≈20)**

*50mg dose added as per project Optimus guidance

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NX-2127 & NX-5948 Multiple Market Opportunities Stefani A Wolff COO, EVP of Product Development Nurix Therapeutics 71

Nurix Portfolio of Degraders Poised To Take a Leadership Position NX-2127 NX-5948 BTK degrader + BTK degrader in B-cell immunomodulatory activity diseases (malignancies in B-cell malignancies and autoimmune) • Potential across lines of therapy • Beachhead in CLL • Opportunity in autoimmune • Near term commercial rationale indications (CNS penetrating • Expansion into NHL immunology) Expands market potential Opens more clinical and commercial opportunities Ability to capture more share 72

Multi-Billion-Dollar Revenue Opportunity Within the B-cell Therapy Universe for • B-cell directed therapies represent almost $18B in revenue in 2021 NX-2127 and NX-5948 • BTK inhibitors worth $8.4B in 2021 and expected to grow 90% to $16B by BTK inhibitors sales ($ in B) $20.0 2026 $15.0 • Anti-CD20s remain cornerstone of therapy in B-cell diseases with sales of $10.0 $9.4B in 2021 $16.0 $5.0 $8.4 • Three branded anti-CD20 antibodies developed by Genentech expanded $0.0 market opportunity and allowed them 2021 2026 to capture majority of share Anti-CD20s sales ($ in B) • NX-2127 and NX-5948 has potential to compete in multiple B-cell mediated $10.0 diseases $5.0 $10.1 $9.4 2021 BTK inhibitor sales exclude double counting of profit shares on ibrutinib. 2026 estimate from Cortellis: $0.0 1. Sales data is global-based (US and ex-US) 2021 2026 2. Generic and biosimilar entry included in sales projections GlobalData: Imbruvica LOE is 2026 (EU), 2027 (US) 73

B-Cell Malignancies Opportunity BTK Degrader OPPORTUNITIES Growing # of BTK inhibitors are a standard of care in certain patients post BTKi hematologic malignancies (e.g., CLL, WM, MCL, MZL) Mutation escape across multiple BTKi BTK degraders address key unmet needs arising from New modality/ approach to mutational escape unmet need BTKi alone not addressing DLBCL and FL BTK degraders have potential to grow beyond traditional BTK-sensitive indications BTK, Bruton tyrosine kinase; DLBCL, Diffuse large B cell lymphoma; CLL, Chronic lymphocytic leukemia, SLL, small lymphocytic lymphoma; MCL, 74 Mantle cell lymphoma; WM, Waldenstrom's macroglobulinemia; MZL, Marginal zone lymphoma; FL, Follicular lymphoma; NHL, non-Hodgkin lymphoma

NX-2127 Combines Activity of Two Blockbuster MOAs: BTK Inhibition and Immunomodulation


Established Targets
BTK
(e.g., Ibrutinib-$7B)
Both
Immuno-modulatory
(e.g., lenalidomide-$13B)
Disease Characteristics
Aggressive; high unmet need
Indolent; long tx duration
MCL
DLBCL
WM
CLL
MZL
FL
BTKi resistance, deepen responses
Improve activity vs BTKi
Expand role for BTK; address high unmet need

Size of bubble=annual incidence in US and EU

B-CELL MALIGNANCIES ANNUAL INCIDENCE (US & EU)	
Chronic Lymphocytic Leukemia (CLL)	39,700
Diffused Large B-Cell Lymphoma (DLBCL)	55,100
Follicular Lymphoma (FL)	26,200
Mantle cell lymphoma (MCL)	6,200
Marginal Zone Lymphoma (MZL)	10,700
Waldenstrom's macroglobulinemia (WM)	6,300

Estimates based on 2020 incidence from DRG, GlobalData and secondary research; EU comprised of France, Germany, Italy, Spain and UK

The dual activity of NX-2127 has potential to meet a breadth of needs, capture share from existing markets and expand beyond BTK sensitive tumor types

BTK, Bruton tyrosine kinase; DLBCL, Diffuse large B cell lymphoma; CLL, Chronic lymphocytic leukemia, SLL, small lymphocytic lymphoma; MCL, Mantle cell lymphoma; WM, Waldenstrom's macroglobulinemia; MZL, Marginal zone lymphoma; FL, Follicular lymphoma; NHL, non-Hodgkin lymphoma

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Potential Positioning of Nurix BTK Degrader Franchise Across All Lines of Therapy in CLL


Diagnosis
Treatment
Future
Positioning
Newly Diagnosed CLL
BTK inhibitors (BTKi)
+ BTKi-based combination regimens
NX-2127 / NX-5948 (mono and/or combo)
CIT (rituximab-based regimens)
Venetoclax + Gazyva
1st Line
Venetoclax
NX-2127 / NX-5948
Next generation BTK inhibitors (pirtobrutinib)
(Effective in BTK experienced patients)
2nd Line
NX-2127
Clinical trials
NX-2127
3rd Line
Potential Accelerated Approval

CIT = chemoimmunotherapy

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Considerable Growth in CLL Patients Previously Treated with BTK Inhibitors ~70% increase of prior BTKi patients by 2030 18,000 CLL Patients 11,000 CLL Patients 2020 2030 77

NX-2127 Path to Market and Expansion Initial Opportunity Expansion Clear unmet need in later lines of CLL Earlier line CLL if degradation and dual per FDA at recent ODAC meeting activity drive superior responses Third-line double-exposed CLL MCL for high unmet need where current (post-BTKi and post-venetoclax) therapies have limited efficacy Potential accelerated approval path for Treatment resistant tumors single study DLBCL and FL if proof of concept for Growth in earlier lines as BTKi-resistance dual degrader can expand beyond mutations grow in prevalence typical BTK-sensitive tumor types 78

Nurix Is Creating a BTK Degrader Franchise: NX-2127 and NX-5948 Potential for BTK degraders to take share from established, blockbuster markets (BTK inhibitors and anti-CD20s) Nurix is the leader in this new modality – BTK degradation Multiple pathways for success in hematology/oncology Autoimmune indications remain wide open for novel B-cell targeted modalities Franchise of multiple BTK degraders ⇢ Address multiple markets and needs ⇢ Maximize share with differentiated product profiles ⇢ Establish beachheads in unmet need and expand 79

Q&A BTK Portfolio and CLL 80

Leader in Targeted Protein Modulation First Targeted Protein Elevation Drugs in Immuno-Oncology NX-1607 & DeTIL-0255 R&D Day New York, NY May 26, 2022 81

CBL-B: Master of the Immune Response Cristiana Guiducci, PhD SVP, Immunology and Oncology Research Nurix Therapeutics 82

First-in-Class Targeted Protein Elevation Drugs CBL-B Inhibitors Highlight the properties and Rationale for targeting CBL-B mechanism of action of in oncology Nurix’s CBL-B inhibitors Development of highly optimized proximal NX-1607-101 initial clinical biomarkers and their use experience in the clinic 83

A Better Immuno-Oncology Target: A CBL-B Inhibitor Can Revolutionize Cancer Treatment The ultimate goal of cancer immunotherapy is to generate a coordinated immune system response against cancer associated antigens Immune checkpoint agents such as anti-PD-1/PD-L1 have demonstrated impressive long-lasting responses in only a subset of patients Resistance mechanisms prevent most patients from responding: ⇢ Low antigen presenting cells and NK cells within the tumor ⇢ Tumor microenvironment not permissive to T cell trafficking in the tumor ⇢ Excessive T cell exhaustion from chronic antigen stimulation ⇢ Downregulation of MHC Class I CBL-B inhibitors are optimal next generation IO agents: act on multiple immune cells, addressing multiple resistance mechanisms 84

Targeting CBL-B Enhances Antitumor Response A Master Orchestrator of the Immune System CBL-B mediated mechanisms strongly restrains a productive anti-tumor response Lymph node T cell CBL Blood CBL-B inhibition increases: Tumor • DC and NK infiltration and function Dying Tumor DC tumor • T cell priming • Cytotoxic T cells function Dying T cell • Ability of T cells to resist tumor tumor NK cell immunosuppressive mechanisms: Treg, MDSC, and TGF-β 85

NX-1607 Mechanism of Action: Intramolecular Glue CBL-B is in Equilibrium Between Closed and Opened State E2 Y363 Y363 RING TKB TKB Closed State Opened State INACTIVE 86

NX-1607 Mechanism of Action: Intramolecular Glue Substrate protein E2 E2 Y363 p Y363 pY363 1. Kinase RING TKB TKB TKB 2. E2/substrate Closed State Opened State Phosphorylation locks INACTIVE CBL-B in the ACTIVE Conformation Immune Response 87

NX-1607 Mechanism of Action: Intramolecular Glue



NX-1607
HELIX
RING
TKB
Y363
HELIX
RING
TKB
Y363
RING
HELIX
TKB
1. Kinase
2. E2/substrate
Substrate protein
E2
RING
p
pY363
HELIX
TKB

NX-1607 acts as an intramolecular glue forcing CBL-B in its folded **INACTIVE** state

Closed State
INACTIVE

Opened State

Phosphorylation locks CBL-B in the **ACTIVE** Conformation



Immune Response



Immune Response

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NX-1607 Increases IL-2 and IFN-γ Secretion in TCR Stimulated Primary Human T cells


IL-2 Anti-CD3
IL-2 pg/mL
1000
750
500
250
0
0.01
1
100
10000
nM NX-1607
20 pg/mL
IL-2 Anti-CD3/CD28
IL-2 pg/mL
60000
40000
20000
0
2400 pg/mL
nM NX-1607
IFN-γ Anti-CD3
IFNγ pg/mL
5000
4000
3000
2000
1000
0
340 pg/mL
nM NX-1607
IFN-γ Anti-CD3/CD28
IFNγ pg/mL
12500
10000
7500
5000
2500
0
980 pg/mL
nM NX-1607

NX-1607 increases TCR stimulation-dependent production of IL-2 and IFN-γ in primary human T cells

NX-1607 has no impact in the absence of T cell stimulation as measured by proliferation, activation, or cytokine release

- Cytokine Response
- Baseline Response

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Single-Agent NX-1607 Induces Antitumor Response in Multiple Models NX-1607 NX-1607 NX-1607 Reduced Tumor Volume Prolonged Survival Reduced Tumor Volume Colorectal Triple-Negative Breast B Cell Lymphoma NX-1607 30 mg/kg day 7 to 46 NX-1607 30 mg/kg day 16 to 28 Shaded area indicates dosing period 90

NX-1607 and Anti-PD-1 Synergize to Enhance Anti-tumor Effects and Survival of Mice in Multiple Tumor Models Colorectal (CT26) Colorectal (MC38) Triple-Negative Breast (4T1) Vehicle NX-1607 anti-PD-1 NX-1607+anti-PD-1 Shaded area indicates dosing period: NX-1607 (30 mg/kg, PO daily) and anti-PD-1 twice a week at 10 mg/kg dosing period 91

NX-1607 Treatment Induces Dose Dependent T and NK Cell Intratumoral Infiltration and Enhanced Function Vehicle NX-1607 10 mg/kg NX-1607 30 mg/kg * p<0.05; ** p < 0.01; *** p < 0.001 Tumor-bearing mice treated for 18 days with NX-1607 at 10 or 30 mg/kg. Tumor microenvironment profiled using NanoString technology. 92 Function Abundance

NX-1607 Increases Secretion of Pro-Inflammatory Cytokines in Human NK cells IFN-�� TNF-⍺ NX-1607 increases stimulation-dependent production of IFN-�� and TNF-⍺ in primary human NK cells NX-1607 has no impact in the Baseline Response absence of NK cell stimulation, as measured by cytokine release NK K562 Killing Assay • 1 hour compound pre-treatment prior to addition of K562s target cells • 6 hour NK/K562 coculture 93

Combination of NX-1607 and Rituximab Enhances Anti-tumor Activity in a Human NHL Animal Model NX-1607 Strongly Potentiate Rituximab-Directed NK Cell ADCC Against Tumor Cells NX-1607-mediated NK activation NK depletion abrogates NX-1607 and potentiates rituximab antitumor activity NX-1607 + Rituximab antitumor activity 94

NX-1607: Biomarkers that Light the Way Robert J Brown, MD EVP, Head of Clinical Development Nurix Therapeutics 95

What Makes a Good Clinical Biomarker? Proximal to the target As the first to target Dose-responsive CBL-B, Nurix is leading the field in biomarker Directly relates to the biologic mechanism of action discovery for this new mechanism of action Translates from animal models to humans 96

Proprietary Biomarkers Measure CBL Inhibition Agnostic screening campaigns identified robust, reproducible and novel proximal biomarkers of CBL-B inhibition ⇢ Ubiscan identified direct ubiquitination substrates of CBL-B E3 ligase ⇢ Phosphoscreen demonstrated increased levels of activated proteins caused by CBL-B inhibition Nurix developed robust assays to detect multiple propriety proximal biomarkers of CBL-B inhibition in peripheral blood In animal models, changes in these biomarkers correlated with anti-tumor efficacy and informed Phase 1a dose levels Dose-proportional biomarker changes are observed in our ongoing Phase 1a trial 97

Overview of UbiScan Is a Method to Identify Direct UbiScan Technology Ubiquitination Substrates 1. CBL-B ubiquitinates proteins and targets them for degradation 2. Proteins that are ubiquitinated can be detected by ubiscan because they have GG or “diGly scar” 3. Antibodies recognizing the “scar” can be used to isolate CBL-B targeted proteins which are identified using mass spectroscopy 4. Inhibition of CBL-B decreases the ubiquitination of CBL-B substrates 98

UbiScan Identified Direct CBL Substrates Within the T Cell Receptor (TCR) Signaling Cascade Other E3 substrates 6- Decreased signal represents direct substrates ubiquitinated by CBL-B 4- ligase activity CD3z 2- 0- Lyn (kinase for HS1) -2- ZAP70 -4- Inhibiting CBL-B decreases ubiquitination of important T Cell -6- CBL specific substrates receptor signaling molecules -6 -4 -2 0 2 4 6 Fold change in ubiquitination without CBLi 99 Fold change in ubiquitination with CBLi

Phospho-Protein Flow Cytometry Assay Identified Proximal Biomarkers • Stimulated human PBMCs with or without CBL-B inhibition pPLCγ2 • Cells were stained with a panel pHS1 (Substrate of phospho-specific antibodies for Lyn) for proteins downstream the TCR signaling pZAP70 • Expression levels were assessed by flow cytometry • Overlapping results from orthogonal assays (Ubiscan) provided confidence in proximal biomarker signals 100 Fold change

Signals Identified in Ubiscan & Phosphoscreen Were Specific to Stimulated T Cells In presence of CBL inhibitor, stimulation of the TCR results in the phosphorylation of: ZAP70 • Key organizer of downstream TCR signaling PLCγ2 • Expressed in both T cells and B cells • Associates with LAT and SLP-76 & becomes phosphorylated upon TCR stimulation HS1 • Substrate of LYN receptor, and an essential actin-regulatory adaptor protein at the immune synapse, via VAV1 101

Dose Dependent Increases of CBL-B Proximal Biomarker Correlates with Antitumor Effects of NX-1607 Pharmacodynamic relationship in mice Antitumor activity in mice following NX-1607 dosing NX-1607 ** **** 100 2800 2000 80 1200 1000 60 Efficacious 800 40 Range 600 20 400 0 0.1 1 10 100 200 NX-1607 (mg/kg) 0 In vivo efficacy observed between 10-60 mpk which corresponds to ~20-60% pHS1+ CD8+ T Cells A20 - B cell lymphoma model 102 %Phosho pHS1+/CD8+ mouse T Cells 3 Tumor Volume mm (Median)

NX-1607-101: Phase 1 first-in-human clinical trial design Two-Part Phase 1 Monotherapy Trial of NX-1607 in Relapsed or Refractory Tumors Cohort Expansion Dose Escalation Objectives: Melanoma • Assess safety and tolerability Squamous Cell Carcinoma of the Head • Identify maximum tolerated dose and Neck (HNSCC) • Evaluate PK/PD including Dose Non-small Cell Lung Cancer (NSCLC) proprietary biomarkers Level 4 Platinum Resistant Epithelial Ovarian Dose Cancer (EOC) Level 3 Dose Gastric Cancer Level 2 Metastatic Castration Resistant Oral daily dosing Prostate Cancer (mCRPC) Dose Level 1 Mixed Solid Tumor Cohort Diffuse Large B-cell Lymphoma with Richter Transformation (DLBCL-RT) Checkpoint resistant tumors Immunosuppressive microenvironment Poorly immunogenic tumors 103

NX-1607-101 Initial Clinical Experience Dose escalation is ongoing Consistent with preclinical models, we are observing dose-dependent increases of proximal biomarkers Expect to select Phase 1b dose in H2 2022 Clinical update in mid-2022 will report PK and biomarkers 104

CBL-B Inhibition Has the Potential To Be the Small Molecule Centerpiece of Immuno-Oncology Therapy Post-ICI (Melanoma, NSCLC, Prostate, MSS Colorectal Ovarian, Gastric DLBCL (including Richter’s) TNBC, Meso, Urothelial, etc) Low-Immunogenicity Tumors Suppressive TME Acquired Resistance T-Cell Dysfunction Immune Checkpoint Failure or Resistant Single-Agent Monotherapy NX-1607 105

CBL-B Inhibition Has the Potential To Be the Small Molecule Centerpiece of Immuno-Oncology Therapy Post-ICI (Melanoma, NSCLC, Prostate, MSS Colorectal Ovarian, Gastric DLBCL (including Richter’s) TNBC, Meso, Urothelial, etc) Low-Immunogenicity Tumors Suppressive TME Acquired Resistance T-Cell Dysfunction Immune Checkpoint Failure or Resistant Single-Agent Monotherapy Anti-LAG3 Cell Therapy Anti-TIGIT (TIL, TCR, NX-1607 Bi-specific mAb NKCAR) Potential Combinations with FDA-Approved Agents Immune Bispecific T-cell Immunogenic Cell Antibody-Drug Cell Therapy PARPi ADCC mAb’s Checkpoint Engager (BiTE) Death Chemo Conjugates (ADC) (CART) Inhibitors Blinatumomab Rituximab, Pembrolizumab, Paclitaxel, Trastuzumab CART Olaparib, Herceptin, Nivolumab, Cemiplimab Platinums Emtansine, Rucaparib, Trastuzumab Ipilimumab, Polatuzumab Talazoparib Atezolizumab, Avelumab, vedotin-piiq Durvalumab 106

CBL-B Inhibition Has the Potential to Be the Small Molecule Centerpiece of Immuno-Oncology Therapy Post-ICI (Melanoma, NSCLC, Prostate, MSS Colorectal Ovarian, Gastric DLBCL (including Richter’s) TNBC, Meso, Urothelial, etc) Low-Immunogenicity Tumors Suppressive TME Acquired Resistance T-Cell Dysfunction Immune Checkpoint Failure or Resistant Single-Agent Monotherapy Anti-LAG3 Anti-TIGIT DeTIL-0255 NX-1607 Bi-specific mAb Potential Combinations with FDA-Approved Agents Immune Bispecific T-cell Immunogenic Cell Antibody-Drug Cell Therapy PARPi ADCC mAb’s Checkpoint Engager (BiTE) Death Chemo Conjugates (ADC) (CART) Inhibitors Blinatumomab Rituximab, Pembrolizumab, Paclitaxel, Trastuzumab CART Olaparib, Herceptin, Nivolumab, Cemiplimab Platinums Emtansine, Rucaparib, Trastuzumab Ipilimumab, Polatuzumab Talazoparib Atezolizumab, Avelumab, vedotin-piiq Durvalumab 107

DeTIL-0255: Drug Enhanced Cell Therapy in the Clinic Michael T Lotze, MD, FACS Chief Cellular Therapy Officer Nurix Therapeutics 108

Drug-Enhanced Tumor Infiltrating Lymphocytes (DeTIL-0255) A one-time patient-derived cell therapy 109

Tumor Infiltrating Lymphocytes (TIL) – T Cell Therapy with Durable Responses and Potential to Cure Patients with Solid Tumors TIL for Patient with Median Sponsor N ORR CR% Metastatic Melanoma OS NCI US 43 49% 12% 62 NCI US Autologous Reactive TIL 51 45% 24% 36.6 NCI US 20 35% 5% n/a Sheba Israel Unselected TIL 57 40% 9% 15.2 Herlev Denmark Unselected TIL; IL-2 Decrescendo 25 42% 12% 21.8 MD Anderson US Unselected TIL 74 42% 11% 17.3 Iovance US Unselected TIL 66 36% 3% 17.4 110

TIL Administration Has Been Less Effective in the Post-Checkpoint Setting For Patients With Solid Tumors TIL has the potential to cure patients with solid tumors Checkpoint inhibitor therapy has reduced the efficacy of subsequent TIL administration The current TIL regimen is not suitable for most solid tumor patients TIL cell exhaustion due to continuous antigen exposure and lack of suitable intra- tumoral dendritic cells (lack of costimulatory molecules) leading to: ⇢ Suboptimal manufacturing success rate ⇢ Poor persistence of T cells ⇢ Unpredictable efficacy and durability 111

DeTIL-0255: Cell Therapy Product Designed To Overcome Major Limitations of Current TIL Therapy Desirable phenotype with mixture of increased stem-like T cells and potent effector T cells DeTIL-0255 can integrate effectively in a regimen for patients with virtually any cancer type 112

More Effective Expansion of Potent and Stem-like Human DeTIL-0255 Compared with TIL • Increased diversity, cell number, and stem-like properties • Decreased exhaustion • Enhanced effector function • Increased activation Whelan et al Poster 98 SITC 2021 113

Potency Assay Prospectively Designed to Meet Regulatory Requirements Tumor-specific Demonstrates the biologic activity of DeTIL-0255 Reproducible Developed prospectively Matrix testing of DeTIL-0255 properties including phenotype and function Ongoing validation in our clinical trial 114

Universal DeTIL-0255 Expansion Allowing Application to Multiple Tumor Types Pilot Runs All tumors harbor TIL which can be expanded in pilot and full-scale runs Pilot scale: 100% of 105 tumors demonstrate T cell expansion Full-scale runs Full-scale: 100% of 13 tumors demonstrate successful DeTIL-0255 production 115

Introduction of DeTIL-0255 into the Clinic Drug-enhanced TIL product utilizes our proprietary CBL-B inhibitor in manufacturing Cellular therapy with phenotypic and functional properties associated with superior activity in conventional TIL therapies 100% success rate in pilot and full-scale manufacturing runs Potency assay designed to meet all regulatory requirements with anticipated validation in ongoing clinical trial Successfully manufactured DeTIL and initiated treatment of the first patient in our clinical trial; the second patient DeTIL is manufactured and will be administered soon 116

DeTIL-0255-201: First-in-Human Clinical Trial Robert J Brown, MD EVP, Head of Clinical Development Nurix Therapeutics 117

DeTIL-0255-201: Phase 1 First-in-Human Clinical Trial Design Two-Part Phase 1 Monotherapy Trial of DeTIL-0255 in Relapsed or Refractory Gynecological Cancers Safety Run in (3-6 patients) Cohort Expansion Objectives: Platinum Resistant Epithelial • Assess safety and tolerability Ovarian Cancer • Assess preliminary efficacy (~ 18 patients) In-hospital treatment (~3 weeks) Recurrent, Metastatic or Persistent Cervical Cancer DeTIL Conditioning DeTIL infusion (~ 18 patients) Excisional IL-2 9 production chemotherapy 1 x 10 cells to Biopsy infusions 9 (22 days) (Cy / Flu) 150 x 10 cells Advanced or Recurrent Endometrial Cancer (~ 18 patients) 118

Successful Infusion in First Patient In DeTIL-0255-201 First patient with ovarian cancer has cleared DLT period and awaiting tumor assessment Successful expansion and desirable phenotype including CD4+ and CD8+ T cells with characteristics of memory and stem-like cells Successfully manufactured DeTIL-0255 for second patient 119

DeTIL-0255 Holds the Promise of Superior Antitumor Activity in the Clinic Displays characteristics associated with better outcomes in TIL therapy ⇢ Superior stem-like and memory phenotype ⇢ Enhanced effector function ⇢ Increased persistence and activity Clinical trial with DeTIL-0255 designed to demonstrate safety and signs of efficacy in patients with gynecologic malignancies Addition of oral NX-1607 may further improve efficacy and safety, reduce burden of treatment for patients ⇢ Reduce chemotherapy, replace or reduce use of high-dose IL2 120

Leader in Targeted Protein Modulation The Genesis: Powerful DELigase R&D Platform Gwenn M Hansen, PhD Chief Scientific Officer Nurix Therapeutics 121

Our Platform Enables Two Complementary Protein Modulation Approaches for Therapeutic Discovery Targeted Protein E3 ligases are the rheostat of the Elevation proteome Ligase Modulators can either Decrease Eliminate or Enhance Protein Dosage a pathway function Increase Protein Dosage Our CBL and BTK drugs are just the beginning Nurix’s platform can address classically Targeted Protein druggable and undruggable protein Degradation classes and has delivered multiple Protein Modulators 122

Key Questions About Nurix’s Platform How is Nurix advancing the field of ligase discovery to become the leader in Targeted Protein Modulation? What is driving the productivity of Nurix’s DELigase platform? Why did Nurix focus on and internalize DEL technology? How is Nurix innovating to address the challenges of discovery? What future targets will emerge from Nurix’s discovery engine? How might protein modulation be impactful in treating disease? 123

Unique TPM Opportunities Can Be Unlocked by Harnessing or Inhibiting Additional E3 Ligases Precedented TPD ligases Unlock novel targets and pathways Nurix TPM Discovery Improve target coverage and Ligases selectivity as Targets 125 NX-2127 Ibrutinib 100 75 50 Overcome inhibitor resistance 25 0 Compound (nM) >600 E3 Ligases Neosubstrate synergy with target biology Enhance selectivity through ligase specificity 124 0.01 0.1 1 10 100 1000 10000 100000 %Viable

Nurix Has the Most Comprehensive Ligase Discovery Pipeline Ligand Ligand Degrader DC Clinic Optimization Profiling Discovery nominatio n CBL Inhibitors and BTK Degraders 20 Ligases 60 Ligases in 11 Ligases Discovery Pipeline 27 Ligases Examples: Selectively expressed vs Broadly-expressed Multiple ligands identified for novel ligases with broad expression and high processivity in cancer and normal tissues Predrag Jevtić , Diane L Haakonsen , Michael Rapé Cell Chemical Biology 2021 28 (7), 1000-1013 125 Ligases

Nurix’s DELigase Protein Modulation Discovery Platform DEL Discovery Rational and Direct-to-Cell Scaled Screening for Empirical Chemistry Biology Capabilities in vivo exposure M e a n U n b o u n d D ru g C o n c e n tra tio n in P la s m a 1 0 .1 0 .0 1 0 .0 0 1 D C = 0 .0 0 5 u M 9 0 0 .0 0 0 1 0 .0 0 0 0 1 0 2 4 6 8 T im e (h ) > 5 billion drug-like Structure Based Drug High throughput cellular Capacity to screen for ideal in compounds that can be easily Design combined with assays monitor protein levels vivo drug exposure profile and screened against hundreds of chemistry automation and biological phenotypes to assess impact on disease proteins to identify starting enables broad exploration of assess impact on biology biology points therapeutic discovery lead-like chemical space for each program 126 F re e D r u g C o n c e n tra tio n (u M )

Integrated Discovery Engine To Unlock Relevant Targets 2. Versatile Discovery 3. Efficient Follow-up 1. Proprietary Starting Points – Simultaneous identification of – Combinatorial design enables • Designed for Difficult Targets unique mechanisms of action automation and computation • Drug-Like – Not limited by biochemical Scaffold Libraires • Degrader-Like tractability of the Target or Ligase Proving Essential for Delivering Ligands for Undruggable Targets (75% sole source) Covalent 5% Scaffold 20% Branched Linear 43% 32% Libraries Contain Significant Chemical Diversity Lead Identification via Automation Screening Explores Significant Protein Diversity 127

Custom Scaffold-Based DELs Enable Nurix To Identify Binders to Challenging Protein Surfaces Our proprietary scaffold DELs Commercial DEL designs Nurix scaffold designs provide unique geometry and high show high pocket possess little sp3 sp3 character, allowing molecules to complementarity achieve optimal pocket fit Three-dimensional design DNA Barcode DEL screening enables Binder Inhibitor identification of both binders and inhibitors Allosteric Inhibitor Ligand-bound X-ray structure of DEL hit 128

Leveraging Computational Methods To Search Beyond DEL Space to Discover Potent and Diverse CRBN Binders Nurix’s Discovery Workflow Allows Access to Chemical Space Beyond Existing Compound Collections BB 1 BB BB Traditional Hit 3 2 Resynthesis Machine Learning and Similarity Virtual DEL Screen for Automated Structure Analysis and Screening Binders Clustering DEL Combining traditional and ML computationally-driven discovery allows us to discover more binders in desirable chemical property space 129 ML DEL Ligand Efficiency 0.1 0.2 0.3 0.4 0.5

Predicting Solubility in Unique Chemical Space with Machine Learning

Problem:
Degraders occupy non-traditional chemical space


Degraders
Small Molecules
15.0
12.5
10.0
7.5
5.0
2.5
0.0
cLogP
200
400
600
800
1000
1200
1400
1600
MW

- Common approaches for property prediction fail for these classes of compound
- Lack of intuition introduces inefficiency in Lead Optimization campaigns

Leading Chem-informatics Software


Experiment vs Prediction:
R^2 = 0.44
Degraders
Small Molecules
Log10(Predicted Solubility)
Log10(Experimental Solubility)

Nurix's Machine Learning Models


Experiment vs Prediction:
R^2 = 0.88
Degraders
Small Molecules
Log10(Predicted Solubility)
Log10(Experimental Solubility)

Solution:
Application of modern machine learning frameworks improve our understanding of structure-to-property relationships, enabling better hit selection and more efficient degrader design and optimization

130

Nurix Is Applying Automation to Better Define the Parameters of Degrader Design to Advance our Programs to the Clinic Challenge: Identifying and optimizing degraders remains largely an empirical process Target Binder DESIGN SCOPE SYNTHESIZE AT SCALE Theoretical range of Automation enables Nurix degrader chemical to sample unprecedented space more fortuitous chemical space Linker than rational 125 WRITE THE RULEBOOK DISCOVER LEADS WT C481S 100 L528W Machine Learning Empirical data reveals 75 V416L M437R 50 transforms large datasets degraders with optimal 25 into degrader rulebook for performance 0 improved design [compound] NX-2127 (nM) 131 0.01 0.1 1 10 100 1000 10000 Ligase Binder % remaining %BTK Remaining

Lead-Like Aurora A Degraders Discovered by Applying Automation to Nurix’s Compound Synthesis Workflow Power of Applying Automation to Quickly Identify Ideal Design Space Desired Dmax A Aurora A Binders: B C D Binder 1 E F Binder 2 G H Binder 3 I J K Size of point = potency L M N O P Q In collaboration with R MYCN thought leaders S T and Alex’s Lemonade U V Stand Foundation W X 0 10 20 30 40 50 60 70 80 90 132 Maximum % of Aurora A Degradation Diverse Ligase Binders

Collaboration Pipeline Has Demonstrated Value of Platform, Particularly with Targets Considered Undruggable Ligand Degrader Cellular In vivo Oral DC Discovery Discovery Profiling Profiling exposure nomination Druggable Targets Difficult-to-Drug Targets Nurix’s discovery platform is unlocking truly novel target space Ten programs including transcription factors and PPI Targets • Novel ligands identified for all targets • First described ligand-bound X-ray structures for difficult-to-drug targets • Awarded $31.5 million in milestones, validating platform productivity 133

Nurix Is Confirming the Value of Degraders to Solve Inhibitor Resistance NX-2127 kills lymphoma cells NX-2127 degrades multiple novel BTK harboring BTK-C481S mutation mutations emerging post BTKi-treatment 125 NX-2127 WT 125 Ibrutinib C481S 100 100 L528W 75 75 V416L M437R 50 50 25 25 0 0 Compound (nM) NX-2127 (nM) 134 0.01 0.1 1 10 100 1000 10000 0.01 0.1 1 10 100 1000 10000 100000 %Viable %BTK Remaining

Leading the Field of Protein Modulation Delivering multiple modalities of therapeutics across the broadest target space Largest pipeline of E3 ligase targets Best in class for integrating DEL within a discovery engine incorporating automation, machine learning, and structure-based drug design Proven platform performance for unprecedented targets Our clinical candidates are helping to illustrate the value of degraders to solve inhibitor resistance 135

Leader in Targeted Protein Modulation Financial Snapshot & Conclusions Building From a Position of Strength R&D Day New York, NY May 26, 2022 136

Financial Snapshot Hans van Houte Chief Financial Officer Nurix Therapeutics 137

Nurix Is in a Strong Financial Position $386M in cash and investments on February 28, 2022 R&D collaboration details: • Funded through key readouts for all four clinical programs • Execution on R&D collaborations drives success-based cash flow • Gilead $55M upfront and $2.3B in additional payments including Cumulative Milestones early discovery milestones 35,000 • Sanofi $77M upfront and 30,000 expansion payments and $2.5B in addition payments including 25,000 early discovery milestones 20,000 • Nurix option for 50/50 U.S. co- development for two drug 15,000 candidates per partner 10,000 • Nurix clinical programs excluded 5,000 0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 138 $(000)

Nurix Continues To Successfully Fund Through Appropriate Mix of Equity and Collaboration Revenue at Every Stage of Growth Equity Capital Collaborations Series A: $6M Celgene collaboration: $150M Series B: $25M Gilead collaboration: $45M Series C: $17M Sanofi collaboration: $55M Series D: $120M Sanofi expansion: $22M IPO: $232M Ongoing milestones: $31.5M Follow on: $150M 139

Delivering Key Clinical Milestones in 2022 Targeted Protein Degradation Targeted Protein Elevation NX-5948 NX-1607 DeTIL-0255 NX-2127 ✓ Dose first patient in • Present Phase 1a ✓ Dose first patient in ✓ Initiate Phase 1b trial Phase 1a trial in PK/PD in mid-2022 Phase 1 trial in H1 in mid-2022 H1 2022 2022 • File IND, initiate US • Present additional • Present Phase 1a clinical sites in H2 • Phase 1 clinical Phase 1a clinical PK/PD in H2 2022 2022 update from safety results in H2 2022 run in H2 2022 140 Note: All anticipated timing is based on calendar-year periods

Delivering Key Clinical Milestones in 2022 Targeted Protein Degradation Targeted Protein Elevation NX-5948 NX-1607 DeTIL-0255 NX-2127 ✓ Dose first patient in • Present Phase 1a ✓ Dose first patient in ✓ Initiate Phase 1b trial Phase 1a trial in PK/PD in mid-2022 Phase 1 trial in H1 in mid-2022 H1 2022 2022 • File IND, initiate US • Present additional • Present Phase 1a clinical sites in H2 • Phase 1 clinical Phase 1a clinical PK/PD in H2 2022 2022 update from safety results in H2 2022 run in H2 2022 141 Note: All anticipated timing is based on calendar-year periods

A Bright Future Arthur T Sands, MD, PhD President, CEO and Board Director Nurix Therapeutics 142

Key Messages for Today 1 2 3 We set the stage for the Resistance has We have next breakthrough met its match positive and in immune with targeted protein exciting findings modulation oncology from the first trial of a TPD in a hematologic with more to come from malignancy our powerful platform 143

What to Expect From Nurix in 2022 and Beyond Advancing technology and pipeline to remain leaders in Targeted Protein Modulation 2022-BEYOND CONQUERING CANCER Driving toward definitive clinical results Nurix is committed to building a patient-focused, science-driven Building commercial-ready organization oncology company powered by our leadership position in Targeted Reaping fruits of current partnership programs Protein Modulation Future alliances/partnerships 144

Thank You 145

Q&A 146

Leader in Targeted Protein Modulation Nurix is committed to building a patient-focused, science-driven oncology company powered by our leadership position in Targeted Protein Modulation R&D Day New York, NY May 26, 2022 147